Exhibit 10.1

FOURTH AMENDMENT TO THE

WADDELL & REED FINANCIAL, INC.

1998 STOCK INCENTIVE PLAN

Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the “Plan”).  Pursuant to Section 11 of the Plan, the Board of Directors of the Company reserves the right to amend the Plan.  Pursuant to the powers reserved in the Plan, the Plan is amended effective as of October 14, 2004 as follows.

1.             Section 13 of the Plan is amended in its entirety to read as follows:

“SECTION 13.       Change of Control.

The following acceleration and valuation provisions shall apply in the event of a “Change of Control” or “Potential Change of Control,” as defined in this Section 13:

(a)  In the event of a ‘Change of Control’ as defined in paragraph (b) of this Section 13, unless otherwise determined by the Committee in writing at or after the grant, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination) in the event of a ‘Potential Change of Control,’ as defined in paragraph (c) of this Section 13:

(i) any Stock Appreciation Rights and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

(iii) the value of all outstanding Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock Awards, shall, to the extent determined by the Committee at or after grant, be settled on the basis of the ‘Change of Control Price’ (as defined in paragraph (d) of this Section 13) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.  In the sole discretion of the Committee, such settlements may be made in cash, stock or other property, or any combination thereof; provided, however, to the extent any such settlement is made in stock, such shares of stock will be deemed to have been distributed under the Plan.

(b)  For purposes of paragraph (a) of this Section 13, a ‘Change of Control’ means the happening of any of the following:

(i)  when any ‘person’, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)  the effective date of any transaction or event relating to the Company required to be described pursuant to the requirements of 6(e) of Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

(iii)  when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(iv)  the effective date of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

(c)  For purposes of paragraph (a) of this Section 13, a ‘Potential Change of Control’ means the happening of any of the following:

(i)  the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph (b) of this Section 13; or

(ii)  the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5 percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

(d)  For purposes of this Section 13, ‘Change of Control Price’ means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Committee, except that (i) in the case of Incentive Stock Options and Stock Appreciation Rights relating to

Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cashout such options, and (ii) in the case of Director Stock Options, the sixty day period shall be the period immediately prior to the Change of Control.”

2.             Except as hereby amended, the Plan shall remain in full force and effect.